                        INDEPENDENT CONTRACTOR AGREEMENT

This INDEPENDENT CONTRACTOR AGREEMENT ("Agreement") is made and entered into as of this 16th day of August 2004 (the Effective Date) by and between: TAG
Entertainment, Inc., a California corporation having its principle place of business at 4130 Cahuenga Blvd., 2nd floor, Universal City, California 91602
("TAG"); and (ii) Raymond J. Skiptunis, an individual having its principle place of residence at 4133 Demoline Circle, Las Vegas, Nevada ("RJS") with each of TAG and RJS being a Party; and collectively, the Parties with reference to the following:

          WHEREAS. TAG is a California corporation.

          WHEREAS, RJS is a consultant offering advisor,' services in the areas of general corporate matters, investment banking, accounting, mergers, acquisitions, financing, investor relations;

          WHEREAS, TAG and RJS wish to formalize their current relationship whereby RJS will assist TAG in its' strategic plan to merge in to a public company ("public shell") including the transitioning of the company from private to public, assist in the public trading of the stock and assist the company in general corporate matters.

          NOW, THEREFORE, it is further hereby understood and agreed:

1. ENGAGEMENT OF RJS.

Services. TAG hereby engages RJS, and RJS hereby agrees to be engaged by TAG, as an independent contractor to perform on TAG's behalf general corporate consulting services including advising and assisting with the merger of TAG into a public company including the transitioning of the company from private to public, listing of the company's stock on a United States Exchange, the structure and formation of the capitalization of the company, assisting in sourcing and securing market makers for the publicly traded entity, along with such other corporate advisory services as may be assigned to RJS by TAG from time to time (collectively, the Services) in accordance with all of the terms and conditions hereof. During RJS's engagement by TAG, RJS shall perform the
Services according to TAG's general instructions and under TAG's general direction, oral or written, and shall dedicate RJS time and resources to such performance as may be commensurate with such Services.

2. INDEPENDENT CONTRACTOR STATUS.

The sole relationship between TAG and RJS shall be that of independent contractors. RJS shall be exempt from tax withholding and shall be solely liable for the payment of all income, self-employment, and other taxes assessed on PJS or otherwise arising from RJS's performance of Services for TAG. RJS shall receive no overtime pay, insurance, paid vacation, or similar fringe benefits from TAG. unless specifically indicated and agreed to.

3. COMPENSATION.

a) Cash and Equity: For Services rendered by RJS, RJS shall be paid a monthly fee of $10,000.00 payable in advance upon signing of this agreement. Thereafter, the monthly fee will be payable on the 15th of each month, for a period of one year. TAG also agrees to pay RJS a performance bonus as follows: upon the successful completion of a capital raise up to US $5.0 million TAG will pay to
RJS a cash bonus of 2%, and on cash raises in excess of US$5.0 million TAG will pay RJS a 1% cash bonus. In addition, TAG will issue to RJS 200,000 (two hundred thousand) options of TAG's publicly traded stock, vesting as follows: 100,000 immediately, and 100,000 one year from the date of this agreement, with a strike price of $0.20 and a cashless exercise provision, and "piggyback" registration rights on the 200,000 shares.

4. EXPENSES.

TAG shall reimburse RJS for expenses incurred by RJS directly in furtherance of
RJS's performance of Services provided that any such expenses, in excess of
$200.00, shall first be: (i) approved by TAG in advance of their expenditure in
TAG's sole and absolute discretion; and (ii) set forth on RJS's invoice applicable to the period in which such expenses are made by RJS.

5. INTELLECTUAL PROPERTY PROTECTION AND OWNERSHIP.

Confidential Information. The Parties acknowledge and agree that during RJS's performance of Services, RJS and TAG may be exposed to information relating to the other that is not generally known by third parties, including without limitation information regarding RJS's and/or TAG's business, finances, customers, employees, technology, operations, products, and plans, whether or not designated by such applicable party as being proprietary or confidential
(collectively, Confidential Information). Such disclosing party shall retain full ownership of all Confidential Information, and nothing herein shall be construed as a license, transfer, or assignment of any Confidential Information to the disclosee. Disclosee shall use Confidential Information solely as may be strictly necessary to further its performance of Services and for no other purposes whatsoever. Each party shall to the very best of its ability strictly maintain the confidentiality and proprietary nature of Confidential Information using the highest possible degree of care, and shall not disclose any
Confidential Information to any third parties without the other party's prior consent.

6. REPRESENTATIONS AND WARRANTIES; INDEMNITY.

a) Representations and Warranties. RJS hereby represents and warrants to TAG that the Services: (i) shall be performed and delivered in a professional and workmanlike manner; and (ii) shall conform to the applicable agreed upon parameters;

b) Indemnity. RJS and TAG shall indemnify and hold the other harmless from and against all damages, liabilities, losses, and all other expenses incurred by the damaged party in connection with any claim or other proceeding brought against such damaged party to the extent that such proceeding arises from a breach of any provision contained herein.

8. TERM AND TERMINATION.

a) Term. This Agreement shall remain in full force and effect for a period of one year from the date of this agreement.

b) Termination. Prior to the expiration hereof, TAG shall have the right to terminate this Agreement upon the material, uncured breach hereof by RJS.

c) Effect of Termination. Upon the effective date of expiration or termination hereof for any reason: (i) RJS shall cease performing further Services; (ii) RJS shall submit a final invoice to TAG reflecting all consideration due for which
RJS has not then been compensated, if any: and (iii) RJS shall return to TAG all
TAG Property and Confidential Information in RJS possession.

d) Survival. Upon the expiration or termination hereof for any reason, the provisions of Sections three, four and five and this Section shall survive termination hereof and remain in full force and effect.

9. GENERAL TERMS.

a) Relationship of the Parties. The sole relationship between the Parties shall be that of independent contractors. Nothing herein shall be construed to constitute the Parties as employers, employees, partners, joint venturers, or agents of each other in any way whatsoever. Neither Part}(7) shall make any warranties or representations, or assume or create any obligations, on the other
Party's behalf except as may be expressly permitted hereby. Each Party shall be solely responsible for the actions of its respective employees, agents, and representatives, b) Third Party Beneficiaries. Nothing express or implied herein shall confer upon any person or entity other than the Parties and their respective successors and assigns, any rights, remedies, obligations or liabilities whatsoever.

10. GOVERNING LAW; ARBITRATION.

This Agreement shall be construed in accordance with the laws of California applicable to contracts entered into and wholly to be performed therein, without regard to that body of law pertaining to conflicts of laws. A Part)' may obtain equitable relief hereunder in the state and federal courts, as appropriate, and each Partj' hereby waives all forum and venue objections thereto. Any other controversies between the Parties arising hereunder shall be resolved by binding arbitration in accordance with the rules and procedures of the American
Arbitration Association; provided that: arbitration shall be conducted in the
State of Nevada, (ii) the arbitrator shall be an expert in the subject matter of the dispute; and (iii) the prevailing Part)' shall be entitled to recover from the other Part}' such prevailing Party's costs (including without limitation reasonable attorney's fees) incurred in connection with such action.

11. AMENDMENT.

a) This Agreement shall not be renewed, amended, modified, terminated, or supplemented by the Parties in any manner, except by an instrument in writing signed on behalf of each Party.

b) Waiver. Any of the provisions hereof may be waived by the Party entitled to the benefit thereof. Neither Part)' shall be deemed, by any act or omission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by the waiving Party, and then only to the extent specifically set forth in such writing. A waiver with reference to one event shall not be construed as continuing or as a bar to or waiver of any right or remedy as to a subsequent event.

c) Severability. In the event that the application of any provision hereof to any particular facts or circumstances shall be held to be invalid or unenforceable under the governing law hereof, then: (i) such provision shall be reformed without further action by the Parties to the extent strictly necessary to render such provision valid and enforceable when applied to such particular facts or circumstances; and (ii) the validity and enforceability of such provision as applied to any other particular facts or circumstances, and the validity and enforceability of all of the other provisions hereof, shall in no way be affected or impaired thereby.

12. ENTIRE AGREEMENT.

This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof, and hereby supersedes all prior and contemporaneous, written or oral agreements and understandings between the
Parties with respect to such subject matter.

13. MISCELLANEOUS.

Section headings and descriptive titles appearing herein are inserted for convenience only and shall not be used in the interpretation or construction hereof. References to exhibits shall be to the respective Exhibit hereto together with all attachments thereto, all of which Exhibits and attachments are hereby incorporated herein by reference. This Agreement may be executed in facsimile copies or other counterparts, each of which when signed by both
Parties shall be deemed to be an original.

IN WITNESS WHEREOF, the Parties by their duly authorized representatives have caused this INDEPENDENT CONTRACTOR AGREEMENT to be executed as of the date first written above.

TAG ENTERTAINMENT INC.                  RAYMOND J. SKIPTUNIS

BY: /s/ STEVE AUSTIN                    BY: /s/ RAYMOND J. SKIPTUNIS
    ---------------------------------       ------------------------------------
STEVE AUSTIN, PRESIDENT

                                                                    Exhibit 10.8

AMENDMENT TO INDEPENDENT CONTRACTOR AGREEMENT BETWEEN TAG ENTERTAINMENT CORP
(INCLUDING TAG ENTERTAINMENT INC) AND RAYMOND J. SKIPTUNIS DATED THE 16(TM) DAY
OF AUGUST 2004

The Independent Contractor Agreement ("Agreement") made and entered into as of the 16th day of August 2004 by and between: TAG Entertainment, Inc ("The
Company"), and Raymond J Skiptunis ("RJS") is hereby amended as follows:

     1.   The agreement shall now include TAG Entertainment Corp and all subsidiaries and divisions.

     2.   Compensation for services paid to RJS will increase from $10,000.00 per month to $20,000.00 per month.

     3.   The company agrees to issue an additional 200,000 warrants to RJS at a strike price of $2.00 per share, with a term of 7 years, with a cashless exercise provision, registration rights and vesting immediately.

     4.   The agreement shall remain in full force and effect for a period of two years from the date of the agreement and upon termination the company will pay RJS the monthly fee of $20,000.00 for a period of six months after termination.

     5.   The company agrees to reimburse RJS for housing expenses through
          August 2005, not to exceed $3,000.00 per month.

The Parties by their duly authorized representatives have caused this Amendment to the Independent Contractor Agreement, dated the 16th day of August 2004 to be executed as of October 1, 2004

TAG ENTERTAINMENT, INC
AND TAG ENTERTAINMENT CORP              RAYMOND J. SKIPTUNIS

By: /s/ Steve Austin                    By: /s/ Raymond J. Skiptunis
    ---------------------------------       ------------------------------------
    STEVE AUSTIN, President